SECURITY AGREEMENT

dated as of

June __, 2008

between

GPS INDUSTRIES, INC.,

(the “Borrower”)

and

TULIP GROUP INVESTMENTS, LIMITED

(“Secured Party”)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), is entered into as of June __, 2008, by and between GPS INDUSTRIES, INC., a Nevada corporation (“Maker”), DIRECT GOLF SERVICES INC., a ______________ corporation (“Direct Golf”), GOLF ACADEMIES LTD. D/B/A GPSI EUROPE, a ____________ corporation (“GPSI Europe”), and GPS IT, LLC, a _________ limited liability company (“GPS IT”, together with Direct Golf, and GPSI Europe, collectively referred to herein as “Subsidiaries,” and individually as a “Subsidiary”, and together with the Subsidiaries and Maker, collectively, the “Borrower") and TULIP GROUP INVESTMENTS, LIMITED, a B.V.I company (“Secured Party”).

RECITALS

WHEREAS, Maker has executed and delivered to Secured Party that certain Non-Negotiable Convertible Promissory Note of even date herewith, in the original principal amount of $5,500,000 (the “Note”) securing a loan (the “Loan”) to Maker;

WHEREAS, Direct Golf, GPSI Europe, and GPSI IT are each wholly owned subsidiaries of Maker, will receive certain of the proceeds of the Loan, will otherwise be benefited by the transactions contemplated by the Loan, and accordingly, guarantee the obligations of Maker under the Note;

WHEREAS, Secured Party has required, as a condition to making the Loan that Borrower execute and deliver this Security Agreement to the Secured Party;

WHEREAS, Secured Party has agreed that its security interest in Borrower’s personal property and Borrower’s obligations under the Note and this Security Agreement are subordinate to the liens listed on Exhibit D of the Note (collectively, the “Senior Debt”); and

WHEREAS, concurrently herewith, Secured Party is executing that certain Intercreditor Agreement (the “Intercreditor Agreement”) with the Estate of Douglas J. Wood, an individual (“Wood”), Hansen, Inc., a Pennsylvania corporation (“Hansen”), and Great White Shark Enterprises LLC, a Florida limited liability company (“GWSE”), wherein: (i) GWSE and Secured Party agree that the GWSE Security Interest (as defined in the Intercreditor Agreement) and Secured Party’s security interest will rank pari passu with each other; and (ii) the Guarantors agree that their existing security interest is subrogated to the rights of Silicon Valley Bank (“Bank”) to receive distributions of, or payments of proceeds from, the Collateral in respect of the security interest owed by Maker to Bank (the “Guarantors Security Interest”) shall rank pari passu with the GWSE Security Interest and Secured Party’s security interest.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

Section 1.1 Definitions. The following terms shall have the meanings set forth in this Article l or elsewhere in the provisions of this Agreement referred to below:

“Accounts” means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefore.

“Account Debtor” means Person who is or who may obligated under, with respect to, or on account of, an Account, General Intangible or Negotiable Collateral.

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to vote 5% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

“Bankruptcy Code” means Title 11, U.S.C. Section 101, et seq., as amended from time to time or any successor statute thereto.

“Borrower’s Books” means all of Borrower’s books and records including ledgers; records indicating, summarizing, or evidencing Borrower’s properties or assets (including the Collateral) or liabilities; all information relating to Borrower’s business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information.

“Business Day” means any weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of Borrower’s right, title, and interest in and to each of the following: (i) the Accounts, (ii) Borrower’s Books, (iii) the Equipment, (iv) the General Intangibles, (v) the Inventory, (vi) the Negotiable Collateral, (vii) any money, securities, investment property, or other assets of Borrower that now or hereafter come into the possession, custody or control of Secured Party, (viii) commercial tort claims, and (ix) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower’s Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Dollars”or “$” means United States dollars.

“Equipment” means all of Borrower’s present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Event of Default” has the meaning set forth in Section 5 of the Note.

“General Intangibles” means all of Borrower’s present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

“Indebtedness” means (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Inventory” means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower’s present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

“Lien” means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Loan Documents” means this Agreement, the Note and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of Borrower in connection with the Loan.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower’s ability to perform is obligations under the Loan Documents to which it is a party or of Secured Party to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Secured Party would likely receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Secured Party’s Liens with respect to the Collateral.

“Negotiable Collateral” means all of a Person’s present and future letters of credit, notes, drafts, instruments, documents, personal property leases (wherein such Person is the lessor), chattel paper, and books relating to any of the foregoing.

“Obligations” means all Loans, debts, principal, interest, premiums, liabilities, obligations, fees, charges, costs, guaranties, covenants, and duties owing by Borrower to Secured Party of any kind and description (whether pursuant to or evidenced by a Note, the Loan Documents or pursuant to any other agreement between Secured Party and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Secured Party may have obtained by assignment or otherwise, and further including all interest not paid when due. Any reference in this Agreement or in the Loan Documents to the obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable.

“Permitted Liens” means (a) Liens held by Secured Party, (b) Liens for unpaid taxes that are not yet due and payable, (c) Liens set forth on Schedule D of the Note, (d) the interests of lessors under operating leases, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens are for sums not yet due and payable, (f) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Secured Party’s Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower and (k) Liens held by third parties securing Indebtedness incurred prior to the date hereof.

”Permitted Protest” means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), royalties, commissions, or other amounts due under a licensing agreement, or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Secured Party, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Secured Party is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Secured Party in and to the Collateral

“Person” means any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower.

Section 1.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Secured Party. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

Section 1.3 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated by reference herein.

Section 1.4 Incorporation of Recitals. The recitals set forth above are hereby incorporated into and made a part of the substance of this Agreement as though fully set forth herein.

ARTICLE II

COLLATERAL SECURITY

Section 2.1 Grant of Security Interest. Borrower hereby grants to Secured Party a continuing security interest in all currently existing and hereafter acquired or arising Collateral, subordinate only to Borrower’s existing Senior Debt, in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Secured Party’s security interests in the Collateral shall attach to all Collateral without further act on the part of Secured Party or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

Section 2.2 Subordination. Notwithstanding anything contain in this Agreement to the contrary, Secured Party hereby acknowledges and agrees that all rights and remedies granted to Secured Party pursuant to the terms and conditions of this Agreement are subordinate to the rights and remedies (a) granted to Bank and (b) Liens set forth on Exhibit D of the Note.

Section 2.3 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the written request of Secured Party, shall endorse and deliver physical possession of such Negotiable Collateral to Secured Party.

Section 2.4 Collection of Accounts, General Intangibles and Negotiable Collateral. At any time an Event of Default has occurred and is continuing, Secured Party or Secured Party’s designee may (a) notify customers of Borrower that the Accounts, General Intangibles or Negotiable Collateral have been assigned to Secured Party or that Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly and charge Borrower the collection costs and expenses. Borrower agrees that it will hold in trust for Secured Party, as Secured Party’s trustee, any Collections that it receives and immediately will deliver said Collections to Secured Party in their original form as received by Borrower.

Section 2.5 Delivery of Additional Documentation Required. At any time upon the request of Secured Party, Borrower shall execute and deliver to Secured Party all financing statements, continuation of financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Secured Party reasonably may request, in form satisfactory to Secured Party, to perfect and continue perfected Secured Party’s security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

Section 2.6 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Secured Party (and any of Secured Party’s officers, employees, or agents designated by Secured Party) as Borrower’s true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of Borrower on any of the documents described in Section 2.4, (b) at any time that an Event of Default has occurred and is continuing or Secured Party deems itself insecure, sign Borrower’s name on any invoice or bill of lading relating to any Account, schedules and assignments of Accounts and verifications of Accounts, (c) send requests for verification of Accounts, (d) endorse Borrower’s name on any Collection item that may come into Secured Party’s possession, (e) at any time that an Event of Default has occurred and is continuing or Secured Party deems itself insecure, notify the post office authorities to change the address for delivery of Borrower’s mail to an address designated by Secured Party, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or Secured Party deems itself insecure, make, settle, and adjust all claims under Borrower’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Secured Party deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with any Person obligated under such Account, for amounts and upon terms that Secured Party determines to be reasonable, and Secured Party may cause to be executed and delivered any documents and releases that Secured Party determines to be necessary. The appointment of Secured Party as Borrower’s attorney, and each and every one of Secured Party’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Secured Party’s obligation to extend credit hereunder is terminated.

Section 2.7 Right to Inspect. Secured Party (through any of its officers, employees or agents) shall have the right, from time to time hereafter, during normal business hours, to inspect Borrower’s Books and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to enter into this Agreement, Borrower makes the following representations and warranties as of the date hereof:

Section 3.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

Section 3.2 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party.

Section 3.3 Due Authorization; No Conflict.

(a) The execution, delivery, and performance by Borrower of this Agreement has been duly authorized by all necessary corporate action.

(b) The execution, delivery, and performance by Borrower of this Agreement does not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

(c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by Borrower of this Agreement does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

(d) This Agreement, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e) The Liens granted by Borrower to Secured Party in and to Collateral pursuant to this Agreement and the other Loan Documents are validly created Liens, subject only to Permitted Liens.

Section 3.4 Options to Purchase. None of the Collateral is subject to any purchase option, buy-sell right, right of first refusal, right of first offer or other similar right to acquire any thereof.

ARTICLE IV

COVENANTS OF BORROWER

Borrower covenants and agrees that, until full and final payment of the Obligations, and unless Secured Party shall otherwise consent in writing, Borrower shall:

Section 4.1 Title to Equipment. Upon Secured Party’s written request, Borrower immediately shall deliver to Secured Party, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

Section 4.2 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the date hereof, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment at all times shall remain personal property.

Section 4.3 Insurance.

(a) At its expense, maintain insurance respecting the Collateral wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Secured Party. Borrower shall deliver the originals of all such policies to Secured Party with Secured Party’s loss payable endorsements or other satisfactory Secured Party’s loss payable endorsements, naming Secured Party as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Secured Party in the event of cancellation of the policy for any reason whatsoever. If Borrower fails to provide and pay for such insurance, Secured Party may, at its option, but shall not be required to, procure the same and charge Borrower therefor.

(b) Borrower shall give Secured Party prompt notice of any material loss covered by such insurance and payable to Borrower. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Secured Party to be applied at the option of Secured Party either to the prepayment of the Obligations without premium, in such order or manner as Secured Party may elect, or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Secured Party for application to the cost of repairs, replacements, or restorations.

ARTICLE V

NEGATIVE COVENANTS

Borrower covenants and agrees that, until full and final payment of the Obligations, Borrower will not do any of the following without Secured Party’s prior written consent:

Section 5.1 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness). This prohibition specifically includes any “priming liens” or the creation of any lien that is pari passu to any claims or interests of Secured Party (other than Guarantors Security Interest and GWSE’s Security Interest), irrespective of whether such claims or interests may be adequately protected.

Section 5.2 Waste. Commit or suffer any waste of the Collateral or do or permit to be done thereon anything that may in any way impair the value of the Collateral.

ARTICLE VI

FURTHER ASSURANCES

Section 6.1 Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Secured Party, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, pledge, assignments, notices of assignments, transfers and assurances as Secured Party shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Secured Party the Collateral and rights hereby granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Secured Party, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Secured Party to execute in the name of Borrower or without the signature of Borrower to the extent Secured Party may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Secured Party in the Collateral. Borrower grants to Secured Party an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Secured Party at law and in equity, including without limitation such rights and remedies available to Secured Party pursuant to this Section 6.1.

ARTICLE VII

RIGHTS AND REMEDIES

Section 7.1 Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Borrower agrees that Secured Party may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Secured Party may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Secured Party:

(a) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the property secured thereby or any part thereof, and to take such other measures as Secured Party may deem necessary for the care, protection and preservation of such property, and (ii) request Borrower at its expense to assemble such property and make it available to Secured Party at a convenient place acceptable to Secured Party. Any notice of sale, disposition or other intended action by Secured Party with respect to such property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(b) cause Borrower to hold all returned Inventory in trust for Secured Party, segregate all returned Inventory from all other property of Borrower or in Borrower’s possession and conspicuously label said Inventory as the property of Secured Party;

(c) without notice to or demand upon Borrower, make such payments and do such acts as Secured Party considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Secured Party so requires, and to make the Collateral available to Secured Party as Secured Party may designate. Borrower authorizes Secured Party to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or Lien that in Secured Party’s determination appears to conflict with its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned or leased premises, Borrower hereby grants Secured Party a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Secured Party’s rights or remedies provided herein, at law, in equity or otherwise;

(d) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Secured Party is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower’s rights under all licenses shall inure to Secured Party’s benefit;

(e) sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Secured Party determines is commercially reasonable;

(f) pursue such other remedies as Secured Party may have under applicable law; and

(g) Borrower hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur Secured Party shall have the right to an immediate writ of possession without notice of a hearing; provided, however, that notwithstanding anything to the contrary contained herein.

ARTICLE VIII

WAIVERS

Section 8.1 Secured Party’s Liability for Collateral. Secured Party shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower

ARTICLE IX

NOTICE

Section 9.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery or refusal of delivery, if delivered in person, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	GPS Industries, Inc.
5550-152nd Street – Suite 214
Surrey, British Columbia V3S 559
Attention: Chief Executive Officer
Facsimile No.: (604) 576-7400

With a copy to:	David Ficksman, Esq.
Troy Gould
1801 Century Park East – Suite 1600
Los Angeles, CA 90096
Telephone No.: (310) 553-4441
Facsimile No.: (310) 201-4746

If to Secured Party:	Tulip Group Investments, Limited
P.O. Box 73147
Dubai, UAE
Atttention: Masoud Sangi
Facsimile No.: 04 332 8451

With a copy to:	Jeffrey A. Hechtman, Esq.
Horwood Marcus & Berk, Chtd.
180 North LaSalle Street – Suite 7300
Chicago, IL 60601
Telephone No.: (312) 606-3231
Facsimile No.: (312) 264-2548

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE X

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

Section 10.1 THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF CLARK, STATE OF NEVADA. EACH OF BORROWER AND SECURED PARTY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS ARTICLE X. BORROWER AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND SECURED PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Secured Party.

Section 11.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Secured Party’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment shall release Borrower from its Obligations. Secured Party may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Secured Party reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Secured Party’s rights and benefits hereunder. In connection with any such assignment or participation, Secured Party may disclose all documents and information which Secured Party now or hereafter may have relating to Borrower or Borrower’s business. To the extent that Secured Party assigns its rights and obligations to a third Person, Secured Party thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

Section 11.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

Section 11.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed resolved against Secured Party or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly accomplish the purposes and intentions of all parties hereto.

Section 11.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Section 11.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Secured Party and Borrower.

Section 11.7 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Section 11.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement between Borrower and Secured Party with respect to the transactions contemplated hereby and supersede all prior written or oral understandings and agreements between Borrower and Secured Party with respect thereto.

[Remainder of Page Intentionally Left Blank, Signatures to Follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

BORROWER:	GPS INDUSTRIES, INC.,
a Nevada corporation

By:
Name:
Title:

DIRECT GOLF SERVICES INC.,
a ____________corporation

By:
Name:
Title:

GOLF ACADEMIES LTD. D/B/A GPSI EUROPE,
a ____________corporation

By:
Name:
Title:

GPS IT, LLC,
a ____________limited liability company

By:
Name:
Title:

SECURED PARTY:	TULIP GROUP INVESTMENTS, LIMITED,
a B.V.I. company

By:
Name:
Title: